CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Prospectus/Proxy of the Blue Chip Fund, a series of First Investors Series Fund and to the incorporation by reference of our report dated October 29, 1999 on the financial statements and financial highlights of the Blue Chip Fund.






                                           /s/ Tait, Weller & Baker
                                           --------------------------------
                                               Tait, Weller & Baker


Philadelphia, Pennsylvania
January 4, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Prospectus/Proxy of the Executive Blue Chip Fund, a series of Executive Investors Trust and to the incorporation by reference of our report dated July 30, 1999 on the financial statements and financial highlights of the Executive Blue Chip Fund.






                                      /s/ Tait, Weller & Baker
                                      ------------------------------
                                          Tait, Weller & Baker


Philadelphia, Pennsylvania
January 4, 2000